EXHIBIT 3.8
                                                                     -----------


                             MASTER LEASE AGREEMENT

                                 (CAPITAL LEASE)



         THIS LEASE AGREEMENT executed in the City of Etobicoke on the 12th day of August 1997.



BETWEEN:

                           DURA SKID INC., a company duly constituted under the laws of the Province of Ontario and having its principal place of business at 60 Carrier Drive, Etobicoke, Ontario, Canada M9W 5R1
                           (the "LESSEE")



AND:



                           BOMBARDIER FINANCE INC, a company duly constituted under the laws of the Province of Alberta and having a place of business at 6815-A 40th Street South East, Calgary, Alberta, Canada T2C 2W7
                           (the "LESSOR")



               --------------------------------------------------



         WHEREAS the Lessor, at the request and upon the instructions of the Lessee and conditional upon the execution of this Agreement, has agreed to purchase the Equipment (as hereinafter defined) for the sole purpose of leasing the said Equipment to the Lessee for Lessee's use in its business or enterprise in accordance with the terms and conditions of this Agreement;


         WHEREAS the Lessee acknowledges that the Lessor is neither the manufacturer, dealer or distributor of the Equipment nor an expert with respect thereto, and that the Manufacturer and the Equipment have been selected by the Lessee;


         WHEREAS the Lessee desires to lease the Equipment from the Lessor and the Lessor desires to lease the same to the Lessee, at the Rental (as hereinafter defined), payable as set forth herein and subject to and upon the terms and conditions hereinafter provided; and


         WHEREAS the Lessor, as a condition of (i) its leasing to the Lessee the Equipment and (ii) entering into this Agreement with the Lessee, has required the Guarantor to provide to the Lessor the Guarantee (as hereinafter defined) and the Guarantor desires to provide the foregoing;


         NOW THEREFORE, in consideration of the premises and of the Rentals to be paid and the mutual covenants hereinafter provided to be observed and performed by the Lessee, the Lessor hereby agrees to lease to the Lessee and the Lessee hereby agrees to lease from the Lessor, for the Term (as hereinafter defined), the Equipment, subject to and upon the following terms and conditions and, in consideration of the premises and the mutual covenants hereinafter provided to be observed and performed, the Lessor and the Lessee hereby agree as follows:


1. DEFINITIONS AND INTERPRETATION

1.1 The following terms and expressions, whenever used in this Lease Agreement including the preamble hereof, or any Schedules, Supplement or Appendix hereto or thereto, shall, unless the context otherwise requires, have the following meanings, and such meanings shall be equally applicable to both the singular and the plural forms of the terms defined:

"ACCEPTANCE CERTIFICATE" means an acceptance certificate issued as provided in Clause 3 and substantially in the form set forth in Schedule 2 hereof;





                                                                               2

"AGREEMENT" means this Lease Agreement together with the recitals and schedules, supplements and appendices (which form an integral part hereof) as originally executed or to be executed by the parties hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof or as rights or obligations hereunder may be assigned or transferred from time to time in accordance with the terms hereof;

"BREAKAGE COSTS" mean the amount equal to the financial cost, if any, incurred or engaged or to be incurred or engaged by the Lessor, directly arising out of the payment to the Lessor of the Casualty Value (as defined in Clause 7.4 hereof) for the Equipment or any Unit thereof or of the Stipulated Loss Value, as the case may be, or any part thereof, including, but without limiting the generality of the foregoing, the financial cost of unwinding any funding relating to the Purchase Price or the Purchase Price per Unit, as the case may be, or any part thereof, liquidating or redeploying deposits or swaps or reinvesting such funds, including its own funds where such amount of money shall be calculated as at the date of the actual payment by the Lessee of the aforesaid Casualty Value or Stipulated Loss Value, as the case may be, or any part thereof payable under this Agreement as a result of the same event which has resulted in such costs being or to be incurred or engaged by the Lessor. The Lessor shall use reasonable efforts to minimize such costs;

"BUSINESS DAY" means any day, excluding Saturday, Sunday and any other day which shall be in the City of Toronto, Province of Ontario, a legal holiday or a day on which the principal financial institutions therein are required by law or by local proclamation to close;

"CONTAMINANT" means any contaminant, pollutant, dangerous substance, waste, toxic substance, special waste or hazardous substance as defined, judicially interpreted or identified as such in or pursuant to any applicable law;

"DEFAULT RATE" means the rate of interest specified in Clause 5.2 hereof;

"DELIVERY DATE" means a Business Day on which the Equipment or any Unit thereof is delivered to and accepted by the Lessee under this Agreement;

"DELIVERY LOCATION" means the location specified in the Acceptance Certificate;

"DOLLARS" means the lawful money of Canada;

"EQUIPMENT" means and includes the equipment specified and described in a Lease Supplement and the Parts thereof (each such unit being referred to as a Unit), the total Purchase Price of which shall not exceed $3,100,000.00;

"EVENT OF DEFAULT" means any of the events or circumstances set out in Clause 15 hereof;

"EVENT OF LOSS" means, in relation to a Unit or, where applicable, the Equipment, any of the following events:

         (a) actual, constructive or agreed total loss of such Unit;

         (b) the destruction or damage of the Unit rendering it unfit for its use by the Lessee in its commercial operations if repair is, in the reasonable opinion of the Lessor, uneconomic;

         (c) the disappearance or theft of the Unit which results in a loss of possession or use thereof by the Lessee for a period in excess of thirty (30) consecutive days;

         (d) the condemnation, confiscation, seizure or possession of a Unit for a period of more than thirty (30) consecutive days or the requisition for use or hire of the Unit (other than as referred to in (e)) for a period of more than thirty (30) consecutive days by any government;

         (e) requisition of title, forfeiture or any compulsory acquisition whatsoever of the Unit (otherwise than by requisition for use or hire) by any governmental or competent authority or by any person acting or purporting to act by authority of the same and whether de jure or de facto for a period in excess of thirty (30) days;

         (f) the non-use of the Unit for a period of thirty (30) days as a result of action by any governmental or competent authority.

"FINAL PAYMENT DATE" means, for any specific Unit, the date specified in the Lease Supplement related to such Unit;

"FIRST PAYMENT DATE" means for any specific Unit, the date on which the first Rental is payable, which date is specified in the Lease Supplement related to such Unit;

"GUARANTEE" means the guarantee to be executed by the Guarantor, substantially in the form set forth in Schedule 4 hereof;

"GUARANTOR" means the Dura Products International Inc.;





                                                                               3

"INTEREST" means the interest specified in Clause 5.2 hereof;

"LAST RENTAL" means the amount of the Rental referred to in Clause 5.1 and specified in the Lease Supplement;

"LEASE SUPPLEMENT" means a lease supplement in relation to this Agreement, substantially in the form and substance set forth in Schedule 1 hereto, to be entered into between the Lessor and the Lessee on or before the Lease Commencement Date;

"LEASE COMMENCEMENT DATE" means, with respect to each specific Unit, the date the Lessor acquires title to the Equipment or such other date agreed between the parties, such date to be specified in a Lease Supplement;

"LEASE TERMINATION DATE" means, with respect to a Unit, the date specified in a Lease Supplement, except as otherwise specified in the Lease Agreement;

"LEGAL OPINION" means a legal opinion to be issued to the Lessor and to its legal counsel by the Lessee's legal counsel, the content of the said legal opinion to be acceptable to the Lessor and to its legal counsel;

"LESSEE'S LETTER OF CREDIT" means one (or more than one) irrevocable letter of credit to be issued by a Canadian banking institution acceptable to the Lessor, at the request of the Lessee, for an amount equal to thirty-five percent of the Purchase Price of the Equipment leased hereunder, the provisions of which to be acceptable to the Lessor and to remain valid throughout the Term, and which, providing absence of an Event Default, may be reduced as specified a each Lease Supplement;

"LESSOR'S INTEREST" means Lessor's ownership, title to and property interest in the Equipment and each Unit;

"LOST UNIT" means a Unit of the Equipment referred to in Clause 7 hereof;

"MANUFACTURER" means the Person specified in the relevany Lease Supplement;

"OPTION TO PURCHASE" means the Option to Purchase the Equipment as set out in Clause 18 of this Agreement;

"PART" or "PARTS" means all appliances, components, accessories, instruments, modules, parts, appurtenances, accessories, furnishings or other equipment of any kind (other than a complete Unit) which may from time to time be incorporated or installed in or attached to the Equipment or any Unit;

"PAYMENT DATE" means the date specified in a Lease Supplement;

"PERSON" means any natural person, partnership, unincorporated association, corporation, trustee, joint venture, public utility and governmental body, however constituted or designated;

"PRIME RATE" means the rate of interest established from time to time by the Canadian Imperial Bank of Commerce as its reference rate then in effect for determining interest rates for commercial loans made by said bank in Canadian Dollars expressed as an annual rate;

"PURCHASE OPTION DATE" means, for a Unit, the date specified in Clause 18 of this Agreement;

"PURCHASE OPTION PRICE" means for each Unit, the purchase price payable by the Lessee upon the exercise of the Option to Purchase on the Purchase Option Date as set out in Clause 18 of this Agreement;

"PURCHASE PRICE" means the sum paid by the Lessor to acquire the Equipment and specified in the relevant Lease Supplement or such other amount which may be mutually agreed by the parties;

"PURCHASE PRICE PER UNIT" means the sum specified in the relevant Lease Supplement or such other amount which may be mutually agreed by the parties;

"RENTAL" means, with respect to a Unit, the amount of money referred to in Clause 5 hereof and set forth in a Lease Supplement;

"REPURCHASE AGREEMENT" means a repurchase agreement to be entered into between the Lessor and the Lessee, upon terms and conditions acceptable to the Lessor, substantially in the form and substance set forth in Schedule 6 hereto;

"SECURITY INTEREST" means any mortgage, privilege, encumbrance, charge, lien or any security interest whatsoever, howsoever created or arising;

"STIPULATED LOSS VALUE" at any date means, with respect to the Equipment or to any Unit thereof as the case may be, the amount determined in accordance with Appendix "A" to a Lease Supplement, to be completed by the Lessor in accordance with its normal rental/leasing practice;

"SUCCESSOR CORPORATION" has the meaning ascribed to it in Clause 10.2.7 hereof;

"TERM" means, with respect to each Unit, the period of time commencing on the Lease Commencement Date referred to in Clause 3.1 and specified in a Lease Supplement and expiring on and including the Lease Termination Date, the whole as morefully set forth in a Lease Supplement;










                                                                               4

"THIS AGREEMENT", "HERETO", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and similar expressions refer to this Lease Agreement and not to any particular clause, sub-clause, paragraph or other portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof (including without restriction, all schedules referred to herein or therein and attached hereto or thereto);

"UNIT" means one unit forming part of the Equipment.

1.2 The Schedules and the Lease Supplement referred to herein and attached hereto or to any Lease Supplement are an integral part of this Agreement.

1.3 The headings of Articles, Clauses, Subclauses or paragraphs herein and the Table of Contents are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

1.4 In this Agreement, unless otherwise specifically provided, the singular includes the plural and vice versa, "month" means calendar month, and "in writing" or "written" includes printing, typewriting or any electronic means of communication, capable of being visibly reproduced at the point of reception, including by telecopy.

1.5 Each accounting term used in this Agreement has the meaning assigned to it under generally accepted accounting principles in Canada unless otherwise defined herein and reference to any balance sheet item or income statement item means such items as computed from the applicable statement prepared in accordance with generally accepted accounting principles in Canada.

1.6 Unless otherwise indicated in this Agreement, any reference to a time shall mean local time in the city of Toronto, Province of Ontario, Canada.

1.7 Any act or deed required to be observed, performed or done hereunder falling on a day other than a Business Day shall be observed, performed or done on the next succeeding Business Day.

1.8 Any reference in this Lease Agreement to any statute, rule, regulation or provision thereof shall be deemed to be a reference to such statute, rule regulation or provision as amended, re-enacted, substituted for or replaced from time to time. Any reference in this Agreement to an agreement shall be deemed to be, except as otherwise expressly provided, a reference to such agreement as amended, modified or supplemented from time to time.



2. AGREEMENT TO LEASE

2.1 Subject to and conditional upon the observance and performance by the Lessee, to the entire satisfaction of the Lessor, of the Lessee's obligations under this Agreement or pursuant hereto, and to the execution by the Lessee of the Lease Supplement(s) as contemplated herein, the Lessor hereby agrees to lease the Equipment to the Lessee and the Lessee agrees to lease and to accept the Equipment from the Lessor, for the Term, on the terms and subject to the conditions set out in this Agreement.



3. DELIVERY AND ACCEPTANCE

3.1 Delivery and acceptance of the Equipment shall take place on the Delivery Date at the Delivery Location, or such other location as the Lessor and the Lessee may agree upon in writing. Immediately upon such delivery and acceptance, the Lessee shall become liable to pay to the Lessor the Rental for the Units so delivered in accordance herewith (the "LEASE COMMENCEMENT DATE") and as more fully specified in the relevant Lease Supplement.

3.2 Concurrently with the delivery and acceptance of the Equipment or of any Unit thereof pursuant to Clause 3.1, the Lessee shall execute the Lease Supplement and the Acceptance Certificate relating thereto and deliver same to the Lessor. Each Lease Supplement creates a lease by Lessee from Lessor of the Equipment described therein for the Term and the Rentals and upon the terms and conditions of this Master Lease Agreement.

3.3 Execution and delivery of a Lease Supplement and of an Acceptance Certificate for any Unit by the Lessee shall evidence and constitute irrevocable, final and conclusive acceptance of such Unit by the Lessee for all purposes hereof and shall irrevocably confirm that such Unit is satisfactory in all respects and complies with the requirements of this Agreement.







                                                                               5


4. INSIGNIA, LOGO, REGISTRATION AND LICENSING

4.1 The Lessee shall neither paint, affix or otherwise apply nor allow any Person to paint, affix or otherwise apply on the Equipment the name, initials or any other insignia or logo of any Person, other than the Lessor, as a designation of ownership. Notwithstanding the foregoing provisions of this Clause 4.1, the Lessee may cause the Equipment to be lettered with the names or initials or other insignia or logo customarily used by the Lessee on equipment of the same or a similar type used by the Lessee for convenience of identification of the rights of the Lessee to use the Equipment as permitted under this Agreement and in conformity with all applicable laws and regulations.

4.2 The Lessee shall make the registrations, filings, deposits and recordings in respect of this Agreement and the Equipment at the Lessee's sole cost and expense. The Lessor shall be identified on each such registering, filing, depositing and recording as the owner of the Equipment leased to the Lessee pursuant to a long-term lease agreement. The Lessee shall forthwith furnish to the Lessor, unless done by the Lessor on behalf and at the costs of the Lessee, certified copies or other evidence, in form and substance satisfactory to the Lessor, of all such registering, filing, depositing and recording on or before the delivery of the Equipment and on every anniversary thereof and any renewal thereof.

5. RENTALS, DEFAULT INTEREST AND LOSS OF EQUIPMENT

5.1 Subject to the other terms and conditions of this Lease Agreement, the Lessee covenants and agrees to pay to the Lessor the Rentals specified in the Lease Supplement related to the Unit or Equipment;

5.2 Upon a default in payment of any Rental, or of any other amounts payable by the Lessee pursuant to this Lease Agreement, Interest thereon (i) shall be payable on demand and (ii) shall accrue at the annual rate of 15% or five percent (5%) above the Prime Rate whichever is the higher, together with interest on all overdue interest and on all other sums due by the Lessee hereunder at the same increased rate from the date of such default for so long as such default shall continue, before and after demand and judgment (the "Default Rate").

6. TITLE

6.1 It is hereby agreed that this Lease Agreement is a true lease agreement and that notwithstanding delivery of the Equipment to the Lessee hereunder or any other matter whatsoever, the Lessor shall retain the Lessor's Interest, and ownership and title to the Equipment shall be reserved to the Lessor. Notwithstanding the foregoing, all risk of loss of, or damage to the Equipment shall pass to and shall be borne by the Lessee as of the Delivery Date of the Unit(s). No right, title or interest in the Equipment shall pass to the Lessee other than, conditional upon the Lessee's compliance with and fulfillment of the terms and conditions of this Lease Agreement, the right to maintain possession and use the Equipment for the Term. The Lessee, at its expense, will protect and defend the Lessor's title to the Equipment from and against all claims, liens and legal process of creditors of the Lessee and take such action as is necessary to discharge any such claim, lien, or legal process.


7. PAYMENT


7.1 All payments to be made and other charges to be paid pursuant to this Lease Agreement shall be made in Canadian Dollars, for value on the day such amount is due and if such day is not a Business Day, on the Business Day next succeeding, by payment or transfer of immediately available funds to the Lessor at the bank or location advised by the Lessor to the Lessee.

         AL payment to be made and other charges to be paid pursuant to this Lease Agreement shall be remitted by the Lessee to the Lessor in cash or by bank transfer as follows:

         Bombardier Finance Inc.
         1600 MountainView Drive
         Colchester, Vermont
         USA 05446







                                                                               6

7.2 The Lessee shall pay the Rentals, and any other amounts owing hereunder on the due date thereof. Notwithstanding anything herein contained or the provisions of any statute or law, or the provisions of any other agreement between the Lessor and the Lessee, the obligations of the Lessee to pay such Rentals and other amounts shall be absolute and unconditional under all circumstances, including, without limiting the generality of the foregoing, damage to or the loss, theft or destruction of the Equipment, or any Unit, Parts or accessories thereof, from any reason or cause whatsoever (subject to the provisions of Clause 7.4 hereof). The Lessee shall have no right or claim whatsoever, present or future, against the Rentals or other payment due hereunder and agrees to pay the Rentals and other amounts to become due hereunder regardless of any claim in the nature of an abatement, reduction, set-off or compensation or otherwise which may be asserted by Lessee or on its behalf.

7.3 Except as otherwise expressly provided herein, this Agreement shall not terminate, nor the respective obligations of the Lessor or the Lessee be otherwise affected as a result of: any defect in the title, condition, operation or fitness for use of, or any damage to, or loss of possession or use of, or destruction of, all or any of the Units or of the Equipment from whatsoever cause; the prohibition of or other restriction against the use of all or any of the Units by the Lessee or any other Person or the interference with such use by any Person; the invalidity or unenforceability or lack of due authorization of this Agreement or any other document or instrument referred to herein; any breach, fundamental or otherwise, by the Lessor of any of the representations, warranties or covenants of the Lessor contained herein; or any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the Rentals and other amounts payable by the Lessee hereunder shall continue to be due and payable in all events in the manner and at the times herein provided unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement.

7.4 Upon the occurrence of an Event of Loss with respect to any Unit (a "LOST UNIT") at any time hereunder, the Lessee shall, promptly after it shall have determined that an Event of Loss has occurred, notify the Lessor thereof. The obligation of the Lessee to pay the Rentals shall continue without abatement regardless of the occurrence of such Event of Loss. The Lessee shall pay to the Lessor, on the earlier of the next succeeding Payment Date (or in the event such Payment Date will occur within 5 days after such notification, on the following Payment Date) or upon the receipt of the insurance indemnity (such date being hereinafter called a "CASUALTY PAYMENT DATE") a sum equal to the CASUALTY VALUE (as hereinbelow defined in this Clause) of such Unit suffering an Event of Loss as of the date on which such payment is made (regardless of the date on which the determination that the Unit has suffered an Event of Loss is made) together with all relevant taxes and Breakage Costs and the Lessor will promptly furnish or cause to be furnished to the Lessee, as and if needed, revised Appendices "A" and "B" which shall form part of the relevant Lease Supplement.

         Upon payment by the Lessee to the Lessor of the Casualty Value of any Unit of Equipment having suffered an Event of Loss, and in the absence of any Event of Default existing and continuing hereunder, and of the other amounts, if any, due hereunder, the Lessor's Interest in such Unit will terminate and the Lessee or its insurers, as the case may be, shall have the absolute right to the possession of, title to, and property in such Unit without further transfer or action on the part of the Lessor, except that the Lessor, if requested by the Lessee, will execute and deliver to the Lessee, at the expense of the Lessee, a bill of sale in the form set forth in Schedule 3 hereto and such other documents requested by the Lessee, acting reasonably, in order to perfect such transfer.

         The CASUALTY VALUE of each Unit of the Equipment suffering an Event of Loss shall be deemed to be the Stipulated Loss Value with respect to such Unit on the Payment Date immediately following the Casualty Payment Date.

         For better certainty and notwithstanding any of the foregoing, the Lessee shall, on the Payment Date of the Last Rental, pay to the Lessor the Casualty Value, determined as aforesaid, of each Unit which has suffered or be the subject of an Event of Loss during the Term and in respect of which the Lessee has not previously paid the said Casualty Value pursuant to this Clause 7.




                                                                               7


8. CONDITIONS PRECEDENT

8.1 The obligations of the Lessor  hereunder and under any Lease  Supplement are
subject  to  the  following   conditions   precedent   being  fulfilled  to  the
satisfaction of, or waived in writing by, the Lessor:

          8.1.1 the receipt by the Lessor from the Lessee contemporaneously with the signing hereof of the following:

                  (a)     three duly executed originals of this Agreement;

                  (b)     three duly executed originals of the Guarantee;

                  (c)     three originals Legal Opinion;

                  (d) one certified copy of the certificate of incorporation and by-laws of the Lessee;

                  (e) one certified copy of the certificate of incorporation and by-laws of the Guarantor;

                  (f) certificate of the Lessee setting forth specimen signatures of the individuals authorized to sign on its behalf this Lease Agreement and the instruments, agreements, certificates, papers and other documents provided for or contemplated herein;

                 (g) a certificate of the Guarantor setting forth specimen signatures of the individuals authorized to sign on the Guarantee and the instruments, agreements, certificates, papers and other documents provided for or contemplated therein;

                  (h)     a Certificate of Status with respect to the Lessee;

                  (i)     a Certificate of Status with respect to the Guarantor;

                  (j) a certified copy of a resolution of the Lessee authorizing the transactions contemplated by the Lease Agreement and authorizing the Lessee's Letter of Credit and authorizing the signatories to execute the documentation on its behalf;

                  (k)     a  certified  copy of a  resolution  of the  Guarantor
                          authorizing the Guarantee and authorizing the signatories to execute the documentation contemplated thereby;

                  (l) Release, waiver and discharge of any third party who may be claiming a security interest in or on the Equipment or encumbrances affecting the Equipment (if applicable) and evidence of registration thereof;

                  (m      such  other   documents  the  Lessor  may   reasonably
                          request;

                  (n)     payment of the legal fees and expenses of the Lessor.



         8.1.2 the receipt by the Lessor from the Lessee, on or before each Delivery Date, of the following:


                  (a) a timely notice of the forthcoming delivery of the Equipment specifying the particulars of the Units, the Purchase Price per Unit, their respective serial numbers and such other information the Lessor may request from the Lessee;

                  (b) the Lease Supplement and the Acceptance Certificate(s) as required by Clause 3.2 hereof, duly executed by the Lessee;
                  (c)     the original of the Lessee's Letter of Credit;

                  (d) evidence of the insurance specified in Clause 13 of this Agreement;

                  (e)     evidence of the registrations,  filings,  deposits and
                          recordings   as   required   by  Clause  4.2  of  this
                          Agreement;

                  (f)     Release,   waiver  and   discharge  of  any  liens  or
                          encumbrances;

         8.1.3 the Lessor having acquired title to the Equipment from the Manufacturer or from other Person, as the case may be, free and clear of any Security Interest.

8.2 The terms and conditions of Clause 8.1 are inserted for the sole benefit of the Lessor and may be waived by the Lessor only, in writing, in whole or in part, with or without terms or conditions, without prejudicing the rights of the Lessor to assert such terms and conditions in whole or in part. If any of the said conditions are outstanding on the Delivery Date, the Lessor shall not be under any obligation under this Agreement and shall not incur any liability hereunder or at law, and the Lessee agrees and undertakes








                                                                               8


to indemnify the Lessor and hold the Lessor harmless in respect of any losses, damages, charges or liabilities, including, without limiting the generality of the foregoing, to pay to the Manufacturer of the Equipment the equivalent of the Purchase Price or such other amounts specified in the Manufacturer's invoice
(s), which the Lessor may incur as a result of the Lessee's failure to comply with the terms and conditions of this Agreement.


9. LESSOR'S REPRESENTATIONS, WARRANTIES AND DISCLAIMER


9.1 The Lessor hereby represents and warrants as follows:


         (a) The Lessor is a corporation duly incorporated and organized and validly subsisting under applicable law of the Province of Alberta with all requisite corporate power and authority to enter into and perform its obligations under this Agreement;

         (b) The Lessor has taken all necessary legal action to authorize the persons who execute and deliver this Agreement on behalf of the Lessor, to execute and deliver the same and thereby bind the Lessor to all of the terms and conditions of the same and to act for and on behalf of the Lessor as contemplated hereby;

         (c) This Agreement constitutes the legal, valid and binding obligation of the Lessor enforceable against the Lessor in accordance with its terms, subject only to such qualifications with respect thereto relating to creditors' rights generally and the enforcement of equitable remedies; and

          (d) so long as an Event of Default shall not have occurred and then be continuing under this Agreement and any Lease
                  Supplement, the Lessor will not interfere with the quiet enjoyment of the Equipment by the Lessee after the Equipment has been delivered to the Lessee.

9.2 THE REPRESENTATIONS AND WARRANTIES OF THE LESSOR HEREIN SET FORTH IN THIS CLAUSE ARE MADE TO THE EXCLUSION AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES OF THE LESSOR, WHETHER LEGAL, EQUITABLE, STATUTORY, CONTRACTUAL OR CUSTOMARY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, AND THE LESSOR HAS NOT MADE AND DOES NOT HEREBY MAKE, NOR SHALL IT BE DEEMED BY VIRTUE OF HAVING LEASED THE EQUIPMENT TO THE LESSEE PURSUANT TO THIS AGREEMENT TO HAVE MADE ANY
REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, DURABILITY, OPERATING FITNESS, FITNESS FOR A PARTICULAR PURPOSE, DESIGN OR CONDITION OF THE EQUIPMENT OR AS TO ITS QUALITY.

9.3 THE LESSEE ACKNOWLEDGES AND AGREES THAT:

         * THE EQUIPMENT AND THE MANUFACTURER THEREOF HAVE BEEN SELECTED BY THE LESSEE ALONE;

         * NEITHER THE LESSOR NOR ITS EMPLOYEES OR AGENTS OR REPRESENTATIVES IS A MANUFACTURER, DEALER OR DISTRIBUTOR OF THE EQUIPMENT OR EXPERT WITH RESPECT THERETO;

         * THAT THE MANUFACTURER OF THE EQUIPMENT IS NOT, AND HAS NEVER BEEN, AN EMPLOYEE, AGENT OR REPRESENTATIVE OF THE LESSOR WITH RESPECT TO THE EQUIPMENT;

                   ACCORDINGLY, THE LESSEE WITHOUT PREJUDICE TO ANY RIGHTS WHICH THE LESSEE MAY HAVE AGAINST THE MANUFACTURER OF THE EQUIPMENT OR OTHER PERSONS,
HEREBY:

         * RELEASES AND FOREVER DISCHARGES THE LESSOR FROM ANY AND ALL ACTIONS, CAUSES OF ACTIONS, DEBTS, DAMAGES (WHETHER CONTRACTUAL OR TORTUOUS AND WHETHER DIRECT OR INDIRECT,







                                                                               9


            CONSEQUENTIAL OR INCIDENTAL), COSTS, EXPENSES, CLAIMS, DEMANDS, RIGHTS OR DEFENSES WHICH, AT ANY TIME NOW OR HEREAFTER MAY ARISE FROM OR RELATE TO THE EQUIPMENT.

         THE LESSEE ACKNOWLEDGES AND AGREES THAT THE LESSEE HAS MADE OR SHALL MAKE ALL APPROPRIATE AND PRUDENT STUDIES IN CONNECTION WITH THE SELECTION OF THE EQUIPMENT AND ALL THE TESTS AND INSPECTIONS THEREOF, AS WOULD A CAREFUL AND PRUDENT PURCHASER OR LESSEE CARRYING ON THE BUSINESS CONDUCTED BY THE LESSEE OR A SIMILAR BUSINESS.

         AS TO ALL MATTERS OF SELECTION, DESIGN, PATENTS, TRADE MARKS, MATERIALS, MANUFACTURING, CONDITION, SAFETY, FITNESS, CAPACITY, PERFORMANCE AND DURABILITY OF THE EQUIPMENT AND ALL MATTERS WHATSOEVER WITH RESPECT TO THE ACCEPTABILITY, POSSESSION, USE AND OPERATION OF THE EQUIPMENT, THE LESSEE SHALL LOOK ONLY TO, AND SHALL RELY UPON THE MANUFACTURER OF THE EQUIPMENT, AND NOT TO OR UPON THE LESSOR OR THE LESSOR'S DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES OR AGENTS.


9.4 THE LESSOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY UNDER THIS AGREEMENT TO THE LESSEE OR ANY OTHER PERSONS WITH RESPECT TO:

             (I) ANY LIABILITY, LOSS OR DAMAGE (WHETHER CONTRACTUAL OR TORTUOUS AND WHETHER DIRECT OR INDIRECT, CONSEQUENTIAL OR INCIDENTAL) CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY ANY INADEQUACY OF ANY OF THE EQUIPMENT OR DEFICIENCY OR DEFECT THEREIN;

             (II) THE DELIVERY, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF ANY OF THE UNITS; OR

             (III) THE  POSSESSION,  USE OR OPERATION OF THE EQUIPMENT OR OF ANY
              UNIT THEREOF.


         THE LESSEE'S ACCEPTANCE OF THE DELIVERY OF THE UNITS SHALL BE CONCLUSIVE EVIDENCE AS BETWEEN THE LESSEE AND THE LESSOR THAT THE UNITS SO DELIVERED ARE IN ALL RESPECTS SATISFACTORY TO THE LESSEE, AND THE LESSEE SHALL NOT ASSERT ANY CLAIM OF ANY NATURE WHATSOEVER AGAINST THE LESSOR BASED ON ANY OF THE FOREGOING MATTERS REFERRED TO IN CLAUSE 9.


9.5 THE LESSEE ACKNOWLEDGES AND AGREES THAT THE EQUIPMENT WAS ACQUIRED BY THE LESSOR IN STRICT COMPLIANCE WITH THE LESSEE'S REQUEST AND INSTRUCTIONS AND ONLY FOR THE PURPOSE OF LEASING SAME TO THE LESSEE AND THAT, EXCEPT TO THE LIMITED EXTENT OTHERWISE PROVIDED HEREIN, THERE ARE AND SHALL BE NO AGREEMENTS OR CONDITIONS, EXPRESS OR IMPLIED, WRITTEN OR ORAL, STATUTORY, CUSTOMARY, COLLATERAL OR OTHERWISE, ON THE PART OF THE LESSOR RESPECTING OR IN CONNECTION WITH THE EQUIPMENT, AND THAT THE LESSOR HAS UNDERTAKEN THIS TRANSACTION STRICTLY IN RELIANCE AND CONDITIONAL UPON THE PROVISIONS OF THIS CLAUSE 9. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING PROVISIONS OF THIS CLAUSE 9, THE LESSEE AGREES THAT ANY LATENT DEFECT IN OR ANY FAILURE OF ANY OF THE UNITS SHALL BE CONCLUSIVELY DEEMED NOT TO BE OR CONSTITUTE A FUNDAMENTAL OR OTHER BREACH HEREOF BY THE LESSOR, OR A FAILURE OF PERFORMANCE OR OF CONSIDERATION HEREUNDER ON THE PART OF THE LESSOR.





                                                                              10













                                                                              11


9.6 TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY RIGHTS HEREAFTER CONFERRED TO STATUTE OR OTHERWISE WHICH MAY REQUIRE THE LESSOR TO MITIGATE THE LESSOR'S DAMAGES UNDER THIS LEASE AGREEMENT OR WHICH MAY OTHERWISE LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES HEREUNDER.

10. LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1 The Lessee and represents and warrants as follows:

         10.1.1 the Lessee is a corporation duly incorporated and validly subsisting under the laws of the Province of its incorporation specified in a Lease Supplement, with full corporate power and authority to own its properties and to carry on its business as presently conducted in each and every jurisdiction and to enter into and perform its obligations under this Agreement.

         10.1.2 this Agreement has been duly authorized, executed and delivered by the Lessee, and constitute a legal, valid and binding obligation of the Lessee, enforceable in accordance with its terms, subject only to such qualifications with respect thereto relating to creditors' rights generally and the enforcement of equitable remedies.

         10.1.3 no approval is required from any public regulatory body or Person with respect to the entering into or performance of this Agreement by the Lessee or if any such approval is required, it has been properly obtained and evidence thereof satisfactory to the Lessor is being delivered to the Lessor concurrently with the execution of this Agreement.

         10.1.4 the entering into, delivery and performance of this Agreement by the Lessee will not result in any breach of, or constitute a default under any indenture, mortgage, trust, loan, creditor security agreement or any other instrument, deed or agreement to which the Lessee is a party or by which the Lessee may be bound, or contravene any provision of any law, statute, rule or regulation to which the Lessee is subject, or any judgment, decree, order, permit or franchise applicable to the Lessee.

         10.1.5 there are no actions, suits or proceedings pending or, to the knowledge of the Lessee threatened against the Lessee, its properties or affecting this Agreement or the transactions contemplated hereby which could, if adversely determined, affect the carrying out of such transactions.

         10.1.6 it holds all licenses, certificates and permits from applicable agency or governmental authority for the conduct of its business as it is presently conducted.

         10.1.7 it has delivered all necessary returns to all relevant taxation authorities and it is not in default in the payment of any taxes due and payable.

         10.1.8 it is not in default under any agreement to which it is a party or by which it may be bound which would have a material adverse effect on its business, assets or condition.

10.2 The Lessee hereby covenants, as to itself and to each other, with the Lessor that:

         10.2.1 the Lessee will duly and punctually pay the Rentals (including any Interest on amounts in default at the Default Rate) as well as all other amounts due hereunder, on the dates, at the places and in the manner mentioned herein.

         10.2.2 if and when requested by the Lessor, it shall furnish to the Lessor or shall cause to be delivered to the Lessor, (i) no later than one hundred and twenty (120) days from the end of each fiscal year of the Lessee, as long as Rentals and all other amounts due hereunder are still outstanding, a copy of the Lessee's audited financial statements for such year in the same form provided to shareholders of the Lessee, and (ii) within sixty (60) days from the end of each quarter, the Lessee's unaudited statement of profit and loss for each such quarter, and a balance sheet as at the end of such quarter, all in reasonable detail and signed by its Vice President, Finance.

         10.2.3 on or before the date of the Lease Supplement in each calendar year hereunder, the Lessee furnish to the Lessor, in such number of counterparts or copies as may reasonably be requested by the Lessor, an accurate statement signed by the Vice President, Finance of the Lessee, containing the description and manufacturer's serial numbers of the Equipment then leased hereunder and









                                                                              12

         such other information regarding the use, maintenance, condition and state of repair of the Equipment as the Lessor may reasonably request.

         10.2.4 the Lessee shall prepare and deliver to the Lessor within a reasonable time prior to the required date of filing (or, to the extent permissible, file on behalf of the Lessor) any and all reports to be filed by the Lessor with any federal, state, provincial, local or other regulatory authority by reason of the interest of the Lessor in the Equipment or the lease thereof to the Lessee.

         10.2.5 The Lessee shall promptly notify the Lessor of any requirements by any governmental authority (of which it has knowledge or should have knowledge as an operator) which shall require any action to be taken by the Lessor in consequence of its ownership of any Unit and the Lessee shall promptly furnish to the Lessor from time to time such information as may be required to be filed by the Lessor with any governmental authority because of the Lessor's Interest in any Unit.

         10.2.6 it shall preserve and maintain its corporate existence in every jurisdiction in which the character of the property owned or the nature of the business transacted by it makes licensing or qualification necessary.

         10.2.7 it will not enter into any transaction or series of transactions (including by way of reorganization, consolidation, amalgamation, merger, liquidation, transfer, sale or otherwise) whereby all or substantially all of its undertakings, property and assets would become the property of any other person, or, in the case of any such amalgamation, of the continuing corporation or resulting corporation therefrom, unless:

         * i) no Event of Default has occurred and is subsisting or would result therefrom; and

         * ii) such transaction or series of transactions is effected between any or all of the Lessee's parent or sister companies and such transaction preserves the rights and powers of the Lessor under this Agreement and does not increase the financial risks to the Lessor under this Agreement; and

         * iii) such transaction or series of transactions does not affect the validity and the enforceability of any of the rights of the Lessor hereunder; and

         * iv) such transaction or series of transactions is effected with a party other than pursuant to Clause 10.2.7 (ii) and:

                           (A) such other Person or continuing corporation (herein called "SUCCESSOR CORPORATION") is a corporation constituted under the laws of Canada or of a Province thereof; and

                           (B) the Successor Corporation shall execute, prior to or contemporaneously with the consummation of such transaction, such instruments, if any, as are in the opinion of the Lessor necessary or advisable to evidence the assumption by the Successor Corporation of liability for all of the obligations of the Lessee under this Agreement; and

                           (C) such transaction or series of transactions, in the opinion of the Lessor shall be upon such terms as to preserve and not impair in any respect any of the rights and powers of the Lessor under this Agreement nor increase the risks to the Lessor under this Agreement; and

                           (D) such transaction or series of transactions do not affect the validity and the enforceability of this Agreement.

                  Whenever the conditions hereinabove specified have been duly observed and performed, the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Lessee under this Agreement, in the name of the Lessee or otherwise and any act or proceeding under any provision of this Agreement required to be done or performed by any directors or officers of the Lessee may be done and performed with like force and effect by the directors or officers of such Successor Corporation.

         10.2.8 it shall not at any time, directly or indirectly, create, incur, assume or suffer or permit to exist any mortgage, pledge, lien, privilege, charges, encumbrance or other security interest or any claim on or with respect to any Unit leased hereunder and the subject of a Lease Supplement, except (i) the respective rights of the Lessor and the Lessee as herein provided, (ii) liens or privileges or other encumbrances which result from claims against the Lessor for which the Lessee





                                                                              13

         is not    responsible    pursuant  to  the  terms   hereof,   (iii) any
         security interest created by the Lessor in any Unit and any liens or privileges arising out of liabilities of the Lessor.

         10.2.9 it agrees to pay the Lessor's legal fees and other expenses incurred by the Lessor in the preparation and execution of the transactions and the documents contemplated by this Agreement.

         10.2.10 it shall not change its domicile without a thirty days prior written notice of its intent thereof to the Lessor.

         10.2.11 it shall register the Equipment leased hereunder in each jurisdiction in which the Equipment will be used and registration is required.

         10.2.12 throughout the Term hereof, the Lessee shall, and the Guarantor shall cause the Lessee to, locate the Equipment or of any Unit thereof in the location(s) as specified in the Lease Supplement and in such other locations as the Lessee may advise from time to time and the Equipment or any Unit thereof shall not remain located in any other location for any period of time in excess of fifteen (15) days without a thirty days prior written notice by the Lessee of its intent to do so to the Lessor, unless the Lessee has filed the appropriate documentation to protect the interest of the Lessor in the Equipment, and a copy thereof has been previously received by the Lessor.

         10.2.13 it shall, throughout the Term (or any renewal thereof) maintain at all time (unless otherwise indicated), the following financial ratios:

                  (a) Liquidity (Quick) Ratio to be at or above 2,5:1 for fiscal year 1997. For fiscal year 1998 and following, Liquidity (Quick) Ratio to be at or above 2,0:1. This ratio shall be calculated by dividing the sum of Cash, Shorts Term Investments and Accounts Receivable, by Current Liabilities.

                  (b) Leverage Ratio (Total Debt/Tangible Net Worth) shall remain at or below 1,25:1 This ratio shall be calculated by dividing the Total Liabilities by Tangible Net Worth.

         10.3 The representations, warranties and covenants contained in this Clause 10, other than those in 10.2.9, shall be deemed to be repeated by the Lessee on and as of each Delivery Date and on and as of each Payment Date as if made with reference to the facts and circumstances existing on each such date.

11.      MAINTENANCE, ALTERATIONS, INSPECTIONS AND USE

11.1 The Lessee shall, at its sole cost and expense, cause the Equipment to be maintained and repaired, with no equipment discrimination toward the Equipment, by competent and duly qualified personnel only, in a careful and proper manner in accordance with the repair standards applicable to the Equipment and in compliance with all relevant and applicable laws, statutes, rules and regulations applicable or in any way related to the repair and maintenance of the Equipment in every jurisdiction in which the Equipment may be maintained or repaired, and otherwise keep the Equipment which is subject to this Agreement in good order and repair, ordinary wear and tear excepted in accordance with all Manufacturer's manuals, instructions, recommendations and warranties All parts, mechanisms and devices, other than the profile extrusion dyes, installed or affixed to the Equipment shall immediately, without further act, become part of the Equipment for all purposes of this Agreement without cost to the Lessor. The Lessee shall not alter or add to the Equipment without the Lessor's prior written consent. All permitted alterations, additions and improvements of whatsoever kind or nature made to the Equipment shall become the property of the Lessor upon expiration or earlier termination of this Lease Agreement, except that any of the foregoing which are not required pursuant to this Clause 11 and are removed without damage to the Equipment, without adversely affecting the Equipment's commercial value, useful life or originally intended use shall remain the property of the Lessee.

11.2 The Lessor shall have the right (but no obligation), upon reasonable notice to the Lessee and at the Lessor's sole cost and expense, by its authorized representatives, to inspect the Equipment at all reasonable times during the Lessee's business hours at such location or locations designated by the Lessee, to review the state and condition of the Equipment and to confirm to the Lessor the existence and proper maintenance thereof; provided, however, that the Lessee shall not be liable, except in the case of gross negligence of the Lessee, or of its employees or agents, for any damage, injury to, or the death of any Persons exercising on behalf of the Lessor, the rights of inspection granted hereunder.



                                                                              14








                                                                              15

11.3 The Lessee shall cause the Equipment to be stored, used and operated by competent and duly qualified personnel only, in a careful and proper manner and for lawful purposes only, in compliance with all relevant laws, statutes, rules and regulations applicable or in any way related to the storage, use and operation of the Equipment in every jurisdiction in which the Equipment may be stored, used or operated including, without limitation, all such laws, statutes, rules and regulations relating to the property of the environment or the transportation of polluting or hazardous substances.

11.4 The Lessee shall cause the Equipment to be stored, used, operated, maintained and repaired only within the territories of the Province of Ontario, Canada. Further, the Lessor shall, prior to the removing ofany Unit from the location specified in a Lease Supplement and relocating any such Unit in the Province of Ontario, advise the Lessor in writing and the provisions Clause 4 shall apply mutadis mutandis.



12. INDEMNIFICATION



12.1 The Lessee shall indemnify and hold harmless the Lessor against and from any and all charges and claims made against the Lessor, and against any and all expenses, damages (whether contractual or tortuous and whether direct or consequential), losses and liabilities (including, without limitation, reasonable lawyers' fees and expenses, patent liabilities, product liabilities, penalties and interest, liabilities arising from the presence or release or possession of any Contaminant in any way related to the Equipment), or damage to or impairment of the natural environment in any way related to the Equipment, which the Lessor may incur in any manner by reason of entering into or of the performance of this Agreement or by reason of the ownership of any Unit, or which may arise in any manner out of or as the result of the ordering, purchase, sale, lease, use, operation, maintenance, condition, delivery, transshipment, rejection, storage or return of any Unit under this Agreement or in connection therewith or the occurrence of any Event of Default hereunder or any event which with the giving of notice, or lapse of time, or both, would become an Event of Default. The Lessee shall further indemnify and hold harmless the Lessor against and from any and all charges, claims, expenses, losses and liabilities on account of any accident in connection with the possession, storage, use, operation or condition of any Unit resulting in damage to property or the environment or injury or death to any Person. The indemnities arising under this Clause 12 shall survive the performance and completion of all other obligations under this Agreement, the sale, assignment, transfer or other disposition of this Agreement or any of the Equipment by the Lessor, and the termination of this Agreement. In case any action, suit or proceeding is brought against the Lessor in connection with any claim indemnified against hereunder by the Lessee, the Lessee may, and upon the request of the Lessor shall, at the Lessee's expense, defend such action, suit or proceeding, or cause the same to be defended by counsel selected by the Lessee and acceptable to the Lessor and, in the event of any failure by the Lessee to do so, the Lessee shall pay all costs and expenses (including, without limitation, reasonable lawyers' fees and expenses) as incurred by the Lessor in connection with such action, suit or proceeding. Notwithstanding anything contained in this Agreement, the Lessee shall not be obliged to so indemnify the Lessor in the event of the Lessor's gross negligence or willful misconduct.

12.2 Upon the payment in full of any indemnity pursuant to this Clause 12 by the Lessee, and provided that no Event of Default (or other event which with lapse of time or notice, or both, would constitute an Event of Default) shall have occurred and be continuing, either hereunder or under any other agreement entered into between the Lessee and the Lessor, or between companies related thereto or in the same group of companies, the Lessee may, upon written request to the Lessor, be subrogated to any right of the Lessor in respect of the matters against which such indemnity has been paid. (In the event of such subrogation by effect of law, notwithstanding the foregoing, the rights of the Lessee or of the Guarantor, as the case may be, shall be subordinated to the rights of the Lessor, until full payment of all amounts due to the Lessor or a related company are paid in full by the Lessee or a related company).

12.3 (a) The Lessee shall pay and indemnify and hold the Lessor harmless against and from all taxes, withholdings, duties, levies, registration fees and other imposts or charges (together with all interest, penalties or fines thereon or other additions thereto), whether foreign or domestic, (other than corporation income taxes and other than taxes paid by the Lessee to the Lessor and which Lessor had to remit to any relevant authority) incurred by or imposed, levied or assessed against the Lessor in connection with the financing, purchase, lease, ownership, delivery, use, import or export, return or sale of the Equipment (collectively, the "TAXES").



                                                                              16







                                                                              17

         (b) In the event any reports with respect to the Taxes are required to be made, the Lessee shall either make such reports in such manner as to show the interests of the Lessor in the Equipment, or notify the Lessor of such requirement, and shall make such reports in such manner as shall be satisfactory to the Lessor.

         (c) In the event that, as long as any part of the Rentals or any other amount payable under this Agreement are still outstanding, the Lessee becomes liable for the payment or reimbursement of any Taxes pursuant to this Clause 12, such liability shall continue, notwithstanding the expiration of this Agreement, until all such Taxes are paid or reimbursed by the Lessee.

         (d) The Rentals and all other sums payable by the Lessee to the Lessor under this Agreement, including, without limitation the Casualty Value, the Stipulated Loss Value, the Breakage Costs and the Purchase Option Price are exclusive of any goods and services tax, sales tax, value added tax or similar tax payable in respect thereof, wheresoever imposed. The Lessee shall in addition to any other sums payable by the Lessee hereunder, pay to the Lessor the amount of any such goods and services tax, sales tax, value added tax or similar tax as may be required from time to time by law.

         (e) If and to the extent that any sums payable to the Lessor by the Lessee under this Agreement by way of indemnity or otherwise prove to be insufficient, by reason of any taxation suffered thereon, for the Lessor to discharge the corresponding liability to the relevant third party, or to reimburse the Lessor for the cost incurred by it in discharging the corresponding liability to a third party, the Lessee shall pay to the Lessor such additional sums as (after taking into account any taxation suffered by the Lessor thereon) shall be required to make up the relevant deficit together with interest on the amount of such deficit at the Default Rate until payment by the Lessee (after as well as before judgment).

         If any sums (the "INDEMNITY SUM") constituting (directly or indirectly) an indemnity to the Lessor under this Agreement or under the Guarantee, but paid by the Lessee (or by the Guarantor, as the case may be) to any person other than the Lessor, shall be treated as taxable in the hands of the Lessor and which would not otherwise have been payable by the Lessor, the Lessee shall reimburse the Lessor for any such Taxes suffered by it in respect of the indemnity sum
(after taking into account any taxation suffered by the Lessor on the compensating sum) together with Interest thereon at the Default Rate (together the "COMPENSATING SUM") calculated from the time of payment of any such Taxes by the Lessor to the time of receipt of the Compensating Sum by the Lessor from the Lessee.

13. INSURANCE

13.1 The Lessee shall, at its own expense, subscribe and maintain in effect in every jurisdiction in which any of the Equipment or any Unit thereof is parked, stored, possessed, used, operated, maintained or repaired, every minimum public liability insurance (including insurance related to damage to the environment), which is mandatory under the federal, state, provincial or local laws, statutes, rules or regulations of the Province of Ontario or of any province of Canada having jurisdiction on or over the Equipment, if any, in respect of the Equipment, and, if necessary, such additional public liability insurance in respect of the Equipment so that the resulting coverages for bodily injury (including death) and property damage shall be for an amount of not less than the amount specified in a Lease Supplement.

         The Equipment, subject to an insurance deductible to be specified in a Lease Supplement related to the Unit so leased hereunder, shall be kept insured by the Lessee at the full actual cash value, (such actual cash value to be not less than the Stipulated Loss Value), against all risks (including earthquake and flood) of loss or damage.

         All insurance referred to in this Clause 13 shall be in the joint name of the Lessor and the Lessee with loss payable to the Lessor as its interest in the Equipment may be, irrespective of any breach of warranty or other act or omission of Lessee. The Lessee shall furnish the Lessor concurrently herewith (or as otherwise specified in Clause 8.1.2 hereof, as the case may be) a certificate of insurance and a copy of such insurance policy(ies) and a letter from its insurance brokers, all evidencing, in terms and of substance satisfactory to the Lessor, the coverage required herein, and said certificate of insurance shall provide for thirty (30) days' notice of expiration, cancellation, renewal or amendment by the insurer to the Lessor.

         The Lessee shall ensure that all insurance policies required pursuant to this Clause 13 are occurrence-based. Any insurance policy required pursuant to this Clause 13 under which coverage is





                                                                              18

contingent upon the receipt or report of a claim (claim made basis) or of a circumstance which might give rise to a claim during the policy period and any renewal or replacement of such policy whether before or after the Lease Termination Date, in relation to the Equipment, the location thereof and the operations of the Lessee or any of them, and any discovery period or extension of coverage under any such policy, shall name the Lessor as insured. Furthermore, any such policy shall provide for a discovery period extending coverage granted by the insurer for a period of not less than three years after the effective date of cancellation or expiry of such policy. The Lessee undertakes to purchase such discovery coverage under all such policies on the earlier of i) the date on which any such policy shall be canceled or shall expire without immediate renewal or replacement; or ii) the Lease Termination Date.

14. SECURITY INTEREST

14.1 Notwithstanding that this Agreement is a true lease, in the event that it is determined to be a transaction intended as financing lease transaction, the Lessee hereby grants to the Lessor a security interest in favor of the Lessor in the Equipment, the proceeds of any sale thereof, any sublease thereof, any insurance proceeds with respect thereto and any other rights of the Lessee, tangible or intangible, in and to the Equipment and in this Lease Agreement as security for the payment of the Rentals and all other amounts of money due and payable by the Lessee to the Lessor hereunder and the payment and performance of all other present and future obligations, direct or indirect, consequential or incidental, absolute or contingent, of the Lessee to the Lessor evidenced by or arising pursuant to or in respect of this Lease Agreement or the transactions contemplated hereunder. Furthermore, the Lessee hereby assigns and transfers to the Lessor and grant to the Lessor a security interest in all of the Lessee's equity in the Equipment and all its rights and interest therein or herein, hereunder or at law as security for the performance of all of the Lessee's obligations under this Agreement. The Lessee shall (or, if requested by the Lessee, but at the Lessee's cost and expense, the Lessor will) prepare for the Lessor's review all of the documentation necessary to protect and perfect the security interest of the Lessor in the above and will file, record or register such documentation at the Lessee's sole expense in all applicable jurisdictions as requested by the Lessor and shall provide the Lessor with evidence thereof.

15. DEFAULT AND REMEDIES

15.1 The occurrence of any one or more of the following events (herein referred to as the "Events of Default") shall constitute an Event of Default under this
Agreement:

         (a) the Lessee fails to make any payment due hereunder in the manner and by the date provided herein;

         (b) the Lessee fails, at any time, to procure and maintain any of the insurance coverage prescribed herein;

         (c) the Lessee shall make or permit any unauthorized assignment or transfer of this Agreement;

         (d) the Lessee shall default in the observance or performance of any other of the covenants, conditions and agreements on the part of the Lessee contained herein and such default shall continue and remain uncured for a period of thirty (30) days from the date the Lessor notifies the Lessee of such default;

         (e) the Lessee or the Guarantor shall become insolvent, commit any act of bankruptcy, or if bankruptcy proceedings are begun by or against the Lessee or the Guarantor, or if a receiver is appointed for the Lessee or the Guarantor, or the Lessor shall reasonably determine the Lessee or the Guarantor faces a significant risk of imminent insolvency;

         (f) the Lessee or the Guarantor or any other company related thereto or of the same group of companies shall default, as such term is defined therein, under any other agreement (of any kind whatsoever, including any other Installment sale agreement (conditional sale agreement) or lease agreement) it may have with any Person (excluding for the purpose hereof the Lessor and any company related thereto or of the same group of companies), whether such agreement now exists or shall hereafter be created and such default shall involve any risk of sale, forfeiture or loss of any of the Equipment or endanger any of the rights or interests of the Lessor herein, the whole subject







                                                                              19
         to the provisions of Clause 7.4 hereof;

         (g) the Lessee or the Guarantor ceases or threatens to cease to carry on its business or to operate its enterprise;

         (h) an encumbrancer takes possession of any substantial part of the assets of the Lessee or of the Guarantor, as the case may be, thereby impairing the operations of the Lessee or the Guarantor, or if a seizure, distress or execution or any similar process is levied or enforced thereagainst and remains unsatisfied for such period as would permit such substantial part thereof, to be sold thereunder;

         (i) if a writ, execution, attachment or similar process is issued or levied against all, or a substantial portion of, the property of the Lessee or of any Guarantor in connection with any judgment against the Lessee or the Guarantor which affects the business and property of the Lessee or the Guarantor, and such writ, execution seizure, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within 30 days after its issuance or levy unless diligently contested by the Lessee or the Guarantor in good faith and by appropriate proceedings;

         (j) if the Lessee or the Guarantor or any company related thereto or of the same group of companies fails to pay at maturity, or, in the event a period of grace is provided, within any such applicable period of grace, any obligation for monies borrowed or guaranteed or fails to observe or perform any term, covenant or agreement contained in any agreement by which it is bound evidencing or securing monies borrowed or guaranteed, for such period of time as would cause or permit (assuming the giving of appropriate notice if required) the holder or holders, or beneficiary or beneficiaries, thereof or of any such obligations issued thereunder to cause acceleration of the maturity thereof or of any such obligation, if such failure on the part of the Lessee or of the Guarantor could adversely affect the performance by the Lessee of its obligations hereunder;

         (k) if the Lessee or the Guarantor or any other company related thereto or of the same group of companies shall default, as such term is defined therein, and such default is continuing, under any other agreement of any kind whatsoever it may have with the Lessor or any other company related thereto or of the same group of companies, whether such agreement now exists or shall hereafter be created.

15.2 Upon the occurrence of an Event of Default and at any time thereafter, the Lessor may, at its option, declare this Lease Agreement to be in default and may, in its sole discretion, exercise any one or more of the following remedies:

         (a) the Lessor may, by notice in writing to the Lessee, declare this Agreement terminated, whereupon all rights of the Lessee to the use of the Equipment and of all the Units thereof shall absolutely cease and terminate, but the Lessee shall remain liable as hereinafter provided; and thereupon the Lessor may by its agents enter upon the premises of the Lessee or other premises where any of the Units may be and take possession of all or any of such Units without incurring any liability for or by reason of such taking possession;

         (b) the Lessor may proceed, by appropriate court action or actions either at law or in equity, to enforce performance by the Lessee of the applicable covenants of this Agreement or to recover damages for the breach thereof;

         (c) the Lessor may lease, sell or otherwise dispose of the Equipment or of any Unit thereof free and clear of any right or interest of the Lessee to any Person on such terms as seem advisable to the Lessor, without any notice to the Lessee and the Lessee waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Lessee now has or may have at any time in the future under any law now existing or hereafter enacted;

         (d) the Lessor may give written notice to the Lessee requiring the Lessee to pay to the Lessor on the date stipulated therein (which shall not be earlier than the date which is three Business Days from the date of such notice), an amount equal to the Stipulated Loss Value of the Equipment or of the Units then leased to the Lessee hereunder (subject to the provisions of Clause 7.4 hereof) computed as of the Payment Date immediately preceding such notice together with any unpaid Rental due on any Payment Date prior to such notice, any Casualty Value remaining unpaid, all other amounts due and owing hereunder and Breakage Costs together with Interest thereon from such Payment Date to the date of actual payment of all such amounts at the Default Rate; upon







                                                                              20

         payment in full by the Lessee and receipt by the Lessor of all amounts herein stipulated, the Lessor's Interest in the Equipment or in any of the aforementioned Units shall transfer to the Lessee on an "as is, where is" condition without any representation or warranty of any nature whatsoever except the warranty that the Equipment is free and clear of any Security Interest created by or through the Lessor; all reasonable costs, expenses and fees (including legal fees and disbursements) incurred by the Lessor related to or arising in connection with the conveyance of the Equipment and all sales, excise, value-added and consumption taxes, transfer, license or registration fees or other governmental fees or assessments payable in connection with such conveyance of the Equipment shall be borne by the Lessee and paid when due or on demand, as applicable; the Lessee hereby acknowledges and it shall be conclusively deemed that the amount payable under this Clause 15.2(d) is a genuine and reasonable pre-estimate by the parties of liquidated damages that will be suffered by the Lessor upon the occurrence of an Event of Default and not as a penalty;

         (e) the Lessor may enforce any of its remedies under the security interest created in its favor pursuant to Clause 14 hereof;

         (f)  the  Lessor  may  enforce  its  rights  and  remedies   under  the
         Guarantee(s);

         (g) the Lessor may, upon the occurrence (and at any time thereafter) of an event of a default, draw, in part or in whole, on the Lessee's Letter of Credit.



         THE LESSEE WAIVES ANY AND ALL RIGHTS TO NOTICE AND JUDICIAL HEARING WITH RESPECT TO THE REPOSSESSION OR ATTACHMENT OF THE EQUIPMENT BY THE LESSOR IN THE EVENT OF DEFAULT HEREUNDER BY THE LESSEE. The Lessee further expressly waives any action, cause of action, claim or demand which it may have by reason of any act which the Lessor, its assignee or their agents may do or leave undone in connection with the repossession of the Equipment, and the Lessee releases and discharges the Lessor of and from actions, causes of action, claims and demands of every kind and nature which may arise as a result of any action of the Lessor, its assignee or their agents in connection with this Agreement or the Equipment, its repossession or resale or the condition or use thereof.

15.3 Pending the sale of the Equipment, the Lessor shall be entitled to fully administer, manage, insure, maintain and repair the same and to employ, lease, charter, operate or otherwise use the Equipment in such manner and for such period as it thinks fit and to do all acts incidental thereto and to recover any losses incurred as a consequence of taking any such action as aforesaid, and all payments due to the Lessee by virtue of the leasing, hiring or other disposal of the Equipment or otherwise howsoever arising prior to the enforcement hereof by the Lessor shall immediately on receipt thereof be and become due to the Lessor and be applied to the Stipulated Loss Value and to any other amount due under this Agreement.

15.4 Upon any sale of the Equipment by the Lessor, the Lessee shall not be bound or entitled to see or inquire whether the power of sale has arisen or remains exercisable in the manner herein provided or whether the Lessor has given the Lessee notice of its intention to sell, and the sale shall be deemed to be within the power of the Lessor.

15.5 Any sale by the Lessor of the Equipment pursuant to the rights, powers and remedies conferred upon it by this Agreement or by law may be for cash, debentures or other debt instruments and the consideration may be payable or deliverable forthwith or over a period of time. If any consideration for any such sale is not in cash, that consideration shall immediately on receipt thereof be and become charged in favor of the Lessor with the payment of all sums at that time secured by this Agreement.

15.6 The powers conferred upon the Lessor under this Clause 15 are and shall be cumulative and shall be in addition to every other power and remedy hereby specifically conferred or now or hereafter existing at law or by statute. Each and every power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by the Lessor and the exercise or the beginning of the exercise of any power or remedy shall not be construed or implied to be a waiver of the right to exercise any other power or remedy at the same time or thereafter. No delay or omission by the Lessor in the exercise of any right or power or pursuant to any remedy shall impair any such right, power or remedy or be construed or implied to be a waiver of any default on the part of the Lessee or to be an acquiescence therein.

15.7 Except as otherwise specifically stipulated herein, the Lessor need not before exercising any of the







                                                                              21

rights,  powers or remedies  conferred upon it by this Agreement or by law:

         (i) take action or obtain judgment against the Lessee or any other person in any court; or

         (ii) make or file any claim or proof in a winding-up or liquidation of the Lessee.

15.8 The Lessor may, without prejudice to its rights with respect to any other event which may constitute an Event of Default, waive in writing any Event of Default or extend the time period for remedying any Event of Default.

15.9 The Lessor may, at its option, without prejudice and in addition to any of the foregoing provisions of this clause, if the Lessee shall fail to duly and promptly perform any of its obligations under this Lease Agreement with respect to the equipment, perform any act or make any payment which the Lessor deems necessary for the maintenance and preservation of the Equipment and the Lessor's title thereto, including payments for satisfaction of liens, repairs, taxes, levies and insurance, and all sums so paid or incurred by the Lessor, together with any overdue or delinquent payment charges pursuant to Clause 4 hereof, and any reasonable legal fees incurred by the Lessor in connection therewith, shall be paid by the Lessee to the Lessor upon demand, together with Interest thereon at the Default Rate.

16. ASSIGNMENT, POSSESSION AND USE

16.1 This Agreement shall be binding upon and enure to the benefit of the Lessee, the Lessor and their respective successors and assign(s).

16.2 The Lessor shall have the absolute right to sell, transfer or assign to any Person, the Lessee hereby agreeing to and accepting any such sale, transfer or assignment, any or all of its rights, obligations, benefits and interests under, in and to this Lease Agreement or the Equipment or any of them, provided that no such sale, transfer or assignment shall render the Lessee liable for any increased or additional costs, expenses or amounts of money, including, without limitation, Taxes, for which the Lessee would not have been otherwise liable for hereunder had such sale, transfer or assignment not been made. All the rights of the Lessor hereunder shall enure to the benefit of the Lessor's purchasers, transferees or assignees, provided that the Lessee shall not be required to pay to or perform in favor of any such purchaser, transferee or assignee any of the Lessee's obligations hereunder unless and until the Lessee shall have received from the Lessor a written notice of such sale, transfer or assignment. Subject to the foregoing, whenever the Lessor is referred to in this Agreement, it shall apply and refer to each such purchaser, transferee or assignee of the Lessor. It is hereby agreed that as long as the Lessee is not in default under this Agreement, it will proceed to any such sale, cession or assignment to a direct competitor of the Lessee without the Lessee's prior written approval.

16.3 The Lessee shall not assign, sublease or transfer its interest under this Agreement and in the Equipment or any of them or delegate any of its obligations or duties hereunder. In addition, the Lessee, at its own expense, will promptly cause to be duly discharged any lien, security interest, charge or other encumbrance (other than an encumbrance resulting from claims against the Lessor not related to the ownership of the Equipment) which may at any time be imposed on or with respect to any Equipment including any accession thereto or the interests of the Lessor or the Lessee therein. The Lessee shall not part with the possession or control of, or suffer or allow to pass out of its possession or control, any of the Equipment, provided, however, that so long as no Event of Default shall have occurred and be continuing at the time of such transfer of possession, delivery or control, the Lessee may deliver possession of the Equipment to the Manufacturer thereof or to any organization for testing, repair, maintenance or overhaul work on the Equipment. The Lessee is not entitled to sub-lease the Equipment or any Unit thereof.

17. MANUFACTURER'S WARRANTIES

17.1 The Lessor hereby assigns to the Lessee the benefit of any warranties and service policies given by the Manufacturer of or for the Equipment or by the vendors of items fitted thereto to the extent only that such warranties exist or remain in force and to the extent only that the Lessor is able to make the benefit of same available to the Lessee and provided further that the Lessee shall be responsible for all costs incurred by the Lessee in connection with the transfer of such benefits or the enforcement of entitlement hereunder; provided, however, that upon the occurrence of an Event of Default or upon the return of the Equipment as herein provided, all such benefit shall immediately revert to the Lessor including all claims thereunder






                                                                              22

whether or not perfected. The Lessor makes no representation that there are any such warranties, Manufacturer's or otherwise.

         Upon termination of this Agreement, the Lessee hereby assigns, reassigns or otherwise makes available to the Lessor or to any Person designated by the Lessor, and the Lessee is hereby deemed to have so assigned, reassigned or otherwise made available to the Lessor or such Person, such rights as the Lessee may have under all warranties, including without limitation, the right to receive payment of all indemnities, insurance or otherwise, related to the Equipment, to the extent that those rights are capable of being assigned, reassigned or otherwise made available. To the extent that those rights are not capable of being so assigned, reassigned or otherwise made available to the Lessor or any Person designated by the Lessor, the Lessee agrees, at the request of the Lessor, but at the expense of the Lessee, to use its reasonable efforts to enforce such rights as the Lessee may have with respect thereto for and on behalf of the Lessor or any Person designated by the Lessor.

         Upon the occurrence of an Event of Default which is continuing, the Lessee agrees, at the request of the Lessor, to assign, reassign or otherwise make available to the Lessor or to any Person designated by the Lessor the rights described in the preceding paragraph and to comply with the provisions of such paragraph.

18. PURCHASE AND OPTION TO PURCHASE

           18.1 Provided that the Lessee has paid to the Lessor all Rentals and all other amounts due by the Lessee under this Lease Agreement, and provided no Event of Default shall have occurred and be continuing, the Lessee shall have the following purchase options ("OPTION TO PURCHASE") on the dates ("PURCHASE OPTION DATE") and at the price(s) specified below("PURCHASE OPTION PRICE"). The Lessee shall exercise such option by giving written notice to the Lessor no later than thirty days prior to the date of the intended purchase:

         (i) at the end of the Term, unless the Lease shall have been earlier terminated, to purchase all the Equipment or Unit thereof but not less than all of them the subject to a Lease Supplement on an "as is where is basis" for a Purchase Option Price equal to ten percent (10%) of the Purchase Price for such Equipment or Unit thereof, plus applicable taxes.

         (ii) on any Payment Date, to purchase all the Equipment or Unit thereof but not less than all of them the subject to a Lease Supplement on an "as is where is" basis, for a Purchase Option Price equal to the aggregate of (x) the then Stipulated Loss Value increased by two percent (2%) of the value thereof, and
                  (y) the Breakage Costs (the "PURCHASE OPTION PRICE"), plus applicable taxes. The Lessee shall exercise this Option.

18.2 Upon the exercise of the Option to Purchase by giving of the required notice, there shall be a binding agreement for the sale, on the Purchase Option date, of the Equipment so covered by a Lease Supplement, as specified in the Lessee's notice, on the terms and conditions provided in Clauses 18 hereof.

18.3 On the effective date of purchase, the Lessee shall pay to the Lessor the price determined under Clause 18.1)(i) or 18.(ii), as the case may be, hereof for the Equipment together with all other amounts due or owing to the Lessor under the Lease Supplement related to the Equipment so purchased. Upon receipt in full of the foregoing amounts, the Lessor shall deliver to the Lessee a Bill of Sale in the form set forth in Schedule 3 hereof and such other documents that may be requested by the Lessee, acting reasonably, to evidence such transfer of title. The Lessor shall not give any warranties or representations of any nature whatsoever in connection with such sale ( excepted for the absence of liens or encumbrances created by or through the Lessor) and thereupon this Agreement shall terminate with respect to the lease of the said Aircraft so sold to the Lessee.

         Notwithstanding the conveyance of the Equipment to the Lessee pursuant to this Clause 18, the Lessee shall not be relieved of its obligations and covenants to the Lessor to pay any amounts due or owing hereunder, including without limitation, its obligation to pay the overdue Rental Instalment, the Casualty Value or the Stipulated Loss Value, as the case may be, which are still unpaid under this Agreement.

18.4 If the Lessee has not  exercised the Option to Purchase set forth in Clause
18.1 hereof, the Lessee and the Lessor shall negotiate (such negotiation to be conducted before the expiry of the Term hereof) in good faith the extension of the Term hereof, upon conditions, rentals and a term acceptable to both parties.








                                                                              23

At the end of the Term as extended, the Lessee shall purchase all but not less that all the Equipment subject to a Lease Supplement for one dollar ($1.00). In the event the Lessee and the Lessor fail reach, before the expiry of the Term hereof, an agreement with respect to an extension of the Term of this Lease Agreement, then, the Lessee shall, on the expiry of the Term hereof, purchase all the Equipment or Unit thereof but not less than all of them the subject to a Lease Supplement, on an "as is where is basis" for a Purchase Option Price equal to ten percent (10%) of the Purchase Price for such Equipment or Unit thereof plus applicable taxes, and the provisions of 18.3 shall apply mutadis mutandis. The Lessee shall also pay to the Lessor any amounts due or owing hereunder, including without limitation, payment of any overdue Rental Instalment, the Casualty Value or the Stipulated Loss Value, as the case may be, which are still unpaid under this Agreement.

18.5 If the Lessee ever has to return the Equipment to the Lessor under this Lease Agreement, the Lessee shall, at the request of the Lessor, or on the date of termination of this Agreement, or on any other date thereafter requested by the Lessor, remove, pack, ship and surrender the Equipment or the relevant Unit thereof to the Lessor at the location to be advised by the Lessor, in an as good condition as when delivered to the Lessee hereunder, ordinary wear and tear excepted, with all the relevant certificates issued by any authorities as to the condition, usability and registration of such Equipment. The Lessee shall be responsible for all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses incurred or which are asserted against it or the Lessor in connection with (a) the return of the Equipment and
(b) the removal of the Equipment from the site where it is located. When returned to the Lessor, the Equipment shall be free and clear of all Security Interest and encumbrances of any nature whatsoever and the Lessee shall reassign to the Lessor any warranties in accordance with the provisions of this Agreement.

18.6 In the event the Lessee remains in possession of the Equipment or of any Unit thereof after the expiration or termination of the relevant Term, other than under the provisions of Clauses 18.1 and 18.4 hereof, all provisions of the Agreement shall continue to apply thereto, and Rentals shall continue to be payable with respect to such Equipment or Unit until surrender as herein provided. Nothing herein shall be construed or interpreted nor have the effect of extending or renewing the Term of this Agreement or of any Lease Supplement respecting the Equipment.

19. GUARANTEE

19.1 As a condition to the entering into and execution of this Lease Agreement by the Lessor, the Lessee shall cause the Guarantor to, to execute and deliver to the Lessor, concurrently with the execution of this Lease Agreement, a Guarantee substantially in the form and of substance set forth in Schedule 4.

20. NOTICES

20.1 Any notice or other communication to a party hereof shall be in writing and may be delivered personally or sent by prepaid mail, telex or telecopier to the following mailing, telex or telecopier address, as applicable:



TO THE LESSEE:             Dura Skid Inc.
                           60 Carrier Drive
                           Etobicoke, Ontario
                           Canada M9W 5R1

                           tel: (416) 679-0556
                           fax: (416) 679 0614

                           Attention: The Vice President Finance

with copy to:              Dura Products International Inc.
                           60 Carrier Drive
                           Etobicoke, Ontario







                                                                              24


                           Canada M9W 5R1

                           tel: (416) 679-0556
                           fax: (416) 679 0614

                           Attention: The Vice President Finance





TO THE LESSOR:             Bombardier Finance Inc.
                           1600 Mountainview Drive
                           Colchester, Vermont 05446

                           tel: (802) 654-8339
                           fax: (802) 654-8431

                           Attention: The Manager, Industrial Division Financing

        Any such notice or other communication, if personally delivered or mailed or telecopied, shall be deemed to have been given when received and, if telexed and the appropriate answer back received, shall be deemed received at the time that the answer back is received. Any party may from time to time notify the other in writing of a change of mailing, telex or telecopier address in the manner set forth herein which thereafter, until changed by like notice, shall be the address of that party for all purposes of this Lease Agreement.

21. RIGHT OF FIRST REFUSAL

        The Lessee hereby grants to the Lessor a right of first refusal on any future equipment financing on the part of the Lessee, its subsidiaries or affiliated companies. The Lessee further undertakes to provide the Lessor with a similar undertaking on the part of the Guarantor, such undertaking to be delivered upon the execution of this Agreement.

22. ENTIRE AGREEMENT

22.1 This Lease Agreement together with its recitals and its Schedules exclusively and completely states the rights of the Lessor and the Lessee with respect to the lease of the Equipment and supersedes all other agreements, oral or written, with respect to the sale of the Equipment. No variation or modification of this Agreement and no waiver of any of its provisions or conditions shall be valid unless in writing and signed by duly authorized officers of the parties hereto.

23.      SEVERABILITY; EFFECT AND MODIFICATION OF LEASE AGREEMENT

23.1 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

24.      EXECUTION AND COUNTERPARTS

24.1 This Agreement may be executed by the parties in several counterparts, each of which when so executed and delivered shall be deemed to be an original, and in such case all such counterparts shall together constitute but one and the same instrument.

25.      GOVERNING LAW








                                                                              25

25.1 This Agreement and any Schedules hereto, including any Lease Supplement, shall be governed by, interpreted and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

25. EFFECTIVE DATE

25.1 This Lease Agreement and the obligations of the parties hereto shall be effective as and from the date first written above.

         IN WITNESS WHEREOF, the parties hereto have each caused these presents to be duly executed by their authorized officers as of the date first hereinbefore written.



LESSEE:                             DURA SKID INC.


                                    _________________________________________
                                    Name:
                                    Title: President



                                    _________________________________________
                                    Name:
                                    Title: Vice President Finance





LESSOR:                             BOMBARDIER FINANCE INC.


                                    _________________________________________
                                    Name:
                                    Title: Vice President




                                    _________________________________________
                                    Name:
                                    Title: Vice President





                                                                              26








                                                                              27


                                   SCHEDULE 1

                            FORM OF LEASE SUPPLEMENT


                   LEASE SUPPLEMENT NO. * DATED ___, ___, 1997
                       (CLAUSE 3 OF THE LEASE AGREEMENT)





         THIS LEASE SUPPLEMENT NUMBER * dated this _____ day of _________, 1997 (the "SUPPLEMENT") between Bombardier Finance Inc. (the "LESSOR") and Dura Skid Inc. (the "LESSEE").

         WITNESSES THAT:

         WHEREAS the Lessor and the Lessee have entered into a Lease Agreement dated as of __,, 1997 (the "LEASE AGREEMENT") which provides for the execution and delivery of Supplement(s) in the form hereof for the purpose of the long-term lease of the Equipment in accordance with the terms of the Lease Agreement;

         NOW THEREFORE, in consideration of the premises, and pursuant to Clause 3 of the Lease Agreement, the Lessee and the Lessor agree as follows:

1. DEFINITIONS AND INCORPORATION OF TERMS

         All capitalized terms used herein which are defined in the Lease Agreement shall have, for the purpose hereof, the respective meanings ascribed thereto in the Lease Agreement. All provisions of the Lease Agreement are incorporated herein to the same extent as if such provisions were fully set forth herein.

2. DELIVERY AND ACCEPTANCE

         The Lessor hereby delivers and leases to the Lessee, and the Lessee hereby accepts delivery of, at the Delivery Location specified in the Acceptance Certificate, and leases from the Lessor under the Lease Agreement, as hereby supplemented, the Equipment described in APPENDIX "C" hereto or the Units thereof, the specification and the serial numbers of which are set out in the duly executed Acceptance Certificate, with effect from the date hereof (the "DELIVERY DATE").

3. PAYMENT OF THE RENTALS AND PURCHASE BY LESSEE

         The Rentals shall be payable in accordance with the provisions of Appendix "B" hereof, which Appendix shall be replaced upon payment of the Casualty Value with respect to a Lost Unit, and for all purposes of the Lease Agreement, the following, apply to the Equipment or the Units thereof specified in the Acceptance Certificate herein above referred to:

         3.1 PURCHASE PRICE: $ *

         3.2 PURCHASE PRICE PER UNIT: AS SPECIFIED IN APPENDIX "C"

         3.3 RENTAL: AS PER APPENDIX "B" PLUS ANY APPLICABLE TAX

         3.4 PAYMENT DATE: THE ___ DAY OF EACH MONTH DURING THE TERM

         3.5 FIRST PAYMENT DATE:










                                                                              28

         3.6 FINAL PAYMENT DATE:

         3.7 PURCHASE OPTION DATE AND PRICE:



                             DATE:

                             PRICE:  _____________,PLUS ANY RELEVANT TAXES

         3.8 LEASE COMMENCEMENT DATE:

         3.9 LEASE TERMINATION DATE:

4. STIPULATED LOSS VALUE

         For the all purposes of the Lease Agreement, the Stipulated Loss Value of the Equipment or of a Unit, as the case may be, shall be the amount determined in accordance with Appendix "A" hereto, which Appendix "A", as and if needed, may be replaced from to time to time in accordance with the provisions of Clause 7.4 of the Lease Agreement.

6. LOCATION OF EQUIPMENT

         The Equipment specified in the Acceptance Certificate attached hereto will be located at :

         60 Carrier Drive
         Etobicoke, Ontario
         Canada M9W 5R1

7. GUARANTOR

         Name: Dura Products International Inc.

8. PROVINCE OF INCORPORATION

         (i) Lessee: Ontario

         (ii) Guarantor: Ontario

9. INSURANCE



(a) Liability:             (i) Amount of Coverage: $

                           (ii) Deductible:

(b) Equipment:             (i) Amount of Coverage: ___________

                           (ii) Deductible: ___________________


10. ACKNOWLEDGMENTS

         The Lessee hereby represents, warrants and agrees that as of the date of this Supplement: (i) possession of the Equipment specified in the Acceptance Certificate referred to above has been transferred to the Lessee; (ii) the said Equipment has been duly accepted by the Lessee under the Lease Agreement; (iii) the said Equipment has become subject to and governed by the provisions of the Lease Agreement; and (iv) the Lessee has become obligated to pay the Rentals, together with all other amounts payable by






                                                                              29

virtue of the Lease Agreement, as more fully provided for in the said Agreement.

11. REGISTRATIONS AND FILINGS

         The Lessee has made all the registrations and filings, deposits and recordings referred to in Clause 4.2 of the Lease Agreement and evidence thereof has been delivered to the Lessor.

12. REPRESENTATIONS AND WARRANTIES

         The Lessee represents and warrants that all the representations and warranties contained in the Lease Agreement are true and correct on the date hereof as if made on and as of the date hereof.

13. GOVERNING LAW

         This   Agreement  and  any  Schedules   hereto,   including  any  Lease
Supplement, shall be governed by, interpreted and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.



                        SIGNATURES ON THE FOLLOWING PAGE







                                                                              30

         IN WITNESS WHEREOF, the parties hereto have each caused these presents to be duly executed by their authorized officers as of the date first hereinbefore written.


LESSEE:                             DURA SKID INC.


                                    _________________________________________
                                    Name:
                                    Title: President



                                    _________________________________________
                                    Name:
                                    Title: Vice President Finance





LESSOR:                             BOMBARDIER FINANCE INC.


                                    _________________________________________
                                    Name:
                                    Title: Vice President




                                    _________________________________________
                                    Name:
                                    Title: Vice President








                                                                              31

                                  APPENDIX "A"
                          TO THE LEASE SUPPLEMENT NO. *
                              STIPULATED LOSS VALUE



         The Stipulated Loss Value as of a Payment Date (after payment of the Rental) is the percentage of the Purchase Price (or Purchase Price per Unit, as the case may be) set forth in the table below under Column 2 opposite the relevant Payment Date.

Purchase Price: $
Purchase Price per Unit: $
Term: 60 months
Payment Date:



PAYMENT DATE AND NUMBER                  COLUMN 2:
-----------------------                  ---------



        No. 1                                %

        No. 2                                %









                                                                              32


                                  APPENDIX "B"
                         TO LEASE SUPPLEMENT NUMBER ____



                                     RENTALS










                                                                              33


                                  APPENDIX "C"
                            TO LEASE SUPPLEMENT NO.

                          DESCRIPTION OF THE EQUIPMENT












                                                                              34

                                   SCHEDULE 2


                         FORM OF ACCEPTANCE CERTIFICATE
                        (CLAUSE 3 OF THE LEASE AGREEMENT)

                         ACCEPTANCE CERTIFICATE NUMBER *
                      ATTACHED TO LEASE SUPPLEMENT NUMBER *




TO:      BOMBARDIER FINANCE INC.
         6815-A 40TH STREET S.E.
         CALGARY, ALBERTA
         CANADA T2C 2W7

         Attention of the Vice President



         The undersigned, a duly authorized officer for Dura Skid Inc. Inc. being the lessee (the "Lessee") under the Lease Agreement made as of ____ __, 1997 (the "Lease") with Bombardier Finance Inc., (the "Lessor"), does hereby certify that:

         1. On behalf of the Lessee, I have accepted the Equipment listed in ATTACHMENT A hereto, as conforming in all respects to the terms and provisions of the said Lease Agreement.

         2. On behalf of the Lessee, I further certify that by virtue of my said acceptance of said Equipment the same has, on the date stated herein, come under the Lease to the Lessee pursuant to the terms and provisions of the said Lease Agreement.

         3. The DELIVERY LOCATION is: 60 CARRIER DRIVE
                                      ETOBICOKE, ONTARIO
                                      CANADA M9W 5R1





         DATED as of *, 1997.       Dura Skid Inc.



                                    _____________________________________
                                    Name:
                                    Title:







                                                                              35

                                 ATTACHMENT "A "
                       TO ACCEPTANCE CERTIFICATE NUMBER O













                                                                              36



                                  SCHEDULE 3

                              FORM OF BILL OF SALE
                          (Clause * of Lease Agreement)





         _________________________ (the "Seller") in consideration of the sum of
_______ Dollar(s) ($___) paid by o (the "Buyer") at or before the execution and delivery of these presents, the receipt of which is hereby acknowledged, does hereby grant, sell, transfer and set over unto the Buyer, its successor and assigns, all of its rights, ownership, title and interest in the following property:





DESCRIPTION:                                         *





MANUFACTURER:              *



SERIAL NUMBER:             *

         The Seller hereby warrants unto the Buyer that the Seller has good and legal title, as, but only to such extent, acquired from the Manufacturer or from other Person(s) of the property hereinabove specified to the aforesaid property free and clear of all encumbrances which result from claims against the Seller.

         THE AFORESAID PROPERTY IS BEING SOLD HEREUNDER ON AN "AS IS" "WHERE IS" BASIS AND "WITH ALL FAULTS AND DEFECTS". THE SELLER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, LEGAL OR CONTRACTUAL, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND EXPRESSLY DISCLAIMS LIABILITY FOR LOSS OF PROFIT OR INCIDENTAL, CONSEQUENTIAL, OR COMMERCIAL LOSSES AND ALL OTHER OBLIGATIONS OR LIABILITIES.

         IN WITNESS WHEREOF the Seller has caused this instrument to be executed in its name by its officers thereunto duly authorized on the * day of *




SELLER:
                                     _______________________________________
                                     By:









                                                                              37


                                   SCHEDULE 4

                          FORM OF GUARANTEE (CORPORATE)
                     (CLAUSE 19 OF THE LEASE AGREEMENT)



DATE: JULY __, 1997

TO:      BOMBARDIER FINANCE INC.
         6815-A 40th. Street S.E.
         Calgary, Alberta
         Canada T2C 2W7

         FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, and the agreement of BOMBARDIER FINANCE INC. (the "LESSOR"), to lease the Equipment (as defined in the Lease Agreement hereinbelow referred to) to Dura Skid Inc. (the "LESSEE"), a wholly owned subsidiary of DURA PRODUCTS INTERNATIONAL INC. (the "GUARANTOR"), the Guarantor hereby unconditionally and absolutely undertakes to be liable to the Lessor, as a primary and principal obligor and not merely as surety, jointly and severally with the Lessee, for, and guarantee, the full and punctual payment, due performance, completion and accuracy of all the debts, indemnities, obligations, liabilities, indebtedness, covenants, agreements, conditions and representations and warranties, respectively to be paid, performed, observed, completed or kept by the Lessee under the Lease Agreement entered into between the Lessor and the Lessee as of August __, 1997, as supplemented by lease supplements executed from time to time (the "LEASE AGREEMENT"), including, without limitation, the payment of Rentals, Stipulated Loss Values, Casualty Values, Breakage Costs and all other amounts of money due and payable or to become due and payable and at any time owing or remaining unpaid by the Lessee to the Lessor under the Lease Agreement or under any other instrument or agreement executed by or in favor of the Lessor ( collectively, the "LIABILITIES"). The liability of the Guarantor hereunder is unlimited and shall bear interest from the date of demand for payment until payment in full at the rate per annum equal to the Default Rate ( as defined in the Lease Agreement).

A.       The Guarantor hereby agrees with the Lessor as follows:

         1. The Lessor may grant time, renewals, extensions, indulgences, releases and discharges to, take securities (which word as used herein includes other guarantees), abstain from taking securities or from perfecting securities of, cease or refrain from giving credit or making loans or advances to, accept compositions from and otherwise deal with, the Lessee or others and with all securities as the Lessor may see fit, and may apply all moneys at any time received from the Lessee or others or from securities upon such part of the Liabilities as the Lessor deems best and change any such application in whole or in part from time to time as the Lessor may see fit, all without in any way limiting or lessening the liability of the Guarantor under this Guarantee, and no loss of or in respect of any securities received by the Lessor from the Lessee or others, whether occasioned by the fault of the Lessor or otherwise, shall in any way limit or lessen the liability of the Guarantor under this Guarantee.

         2. This Guarantee shall be a continuing guarantee and shall cover all the Liabilities, and it shall apply to and secure any ultimate balance due or remaining unpaid to the Lessor under the Lease Agreement.

         3. The Lessor shall not be bound to exhaust its recourse against the Lessee or others (including without limitation, other guarantors) or any securities it may at any time hold before being entitled to payment from the Guarantor of the Liabilities; the Guarantor hereby renounces to all benefits of discussion and division.

         4. All indebtedness and liability, present and future, of the Lessee to the Guarantor are postponed and subordinated to the Liabilities, and all moneys received by the Guarantor









                                                                              38


                  after demand from the Lessor to the Guarantor with respect to the Liabilities or any of them, are hereby assigned to the Lessor and shall be received in trust for the Lessor and forthwith upon receipt shall be paid over to the Lessor, the whole without in any way limiting or lessening the liability of the Guarantor hereunder; and this assignment, postponement and subordination is independent of this Guarantee and shall remain in full effect notwithstanding that the liability of the Guarantor under this Guarantee may be extinct, provided however that any such moneys irrevocably and indefeasibly received by the Lessor shall be applied in reduction of the liability of the Guarantor hereunder.

         5. This Guarantee shall not be affected by any change in the name of the Lessee or any change in the persons responsible for the conduct of the business of the Lessee, or by the acquisition of the Lessee's business by any other Person (as this term is defined in the Lease Agreement), natural or corporate, or by any change whatsoever in the objects, capital structure or constitution of the Lessee or by the Lessee's business being amalgamated with a corporation, but shall, notwithstanding the happening of any such event, continue to apply to all the Liabilities whether theretofore or thereafter incurred or arising.

         6. This Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or times of any sum or sums of money for the time being due or remaining unpaid to the Lessor and all payments received by the Lessor from the Lessee or from others or from estates shall be regarded for all purposes as payments in gross without any right on the part of the Guarantor to claim in reduction of the liability under this Guarantee the benefit of any such payment or any guarantee held by the Lessor or proceeds thereof, and the Guarantor shall renounce any right to be subrogated in any rights of the Lessor until the Lessor shall have received payment in full of the Liabilities, and to the extent so subrogated, the foregoing notwithstanding, the Guarantor's rights shall be subordinated and postponed to the Lessor's rights until Lessor has so received payment in full of the Liabilities.

         7. All moneys, advances, renewals and credits in fact borrowed or obtained from the Lessor shall be deemed to form part of the Liabilities, notwithstanding any lack or limitation of status or of power, incapacity or disability of the Lessee or of the directors, partners or agents thereof, or that the Lessee may not be a legal or suable entity, or any irregularity, defect or informality in the borrowing or obtaining of such moneys, advances, renewals or credits, the whole whether known to the Lessee or not; and any sum which may not be recoverable from the Guarantor on the basis of a guarantee shall be recoverable from the Guarantor as sole or principal debtor in respect thereof and shall be paid to the Lessor on demand with interest at the Default Rate.

         8. This Guarantee is in addition to and not in substitution for any other guarantee, by whomsoever given, at any time held by the Lessor, and any present or future obligation to the Lessor, incurred or arising otherwise than under a guarantee, of the Guarantor or of any other obligant, whether bound with or apart from the Lessee; excepting any guarantee surrendered for cancellation on delivery of this instrument.

         9. Subject to manifest error on the part of the Lessor, the Guarantor shall be bound by any account rightfully settled between the Lessor and the Lessee, and if no such account has been settled immediately before demand for payment under this Guarantee any account stated by the Lessor shall be accepted by the Guarantor as conclusive evidence of the amount which at the date of the account so stated is due by the Lessee to the Lessor or remains unpaid by the Lessee to the Lessor.

         10. This Guarantee shall be operative and binding upon the Guarantor notwithstanding the non-execution thereof by any other proposed signatory or signatories, and possession of this instrument by the Lessor shall be conclusive evidence against the Guarantor that this instrument was not delivered in escrow or pursuant to any agreement that it should not be effective until any conditions present or subsequent have been complied with.

         11. No suit based on this guarantee shall be instituted until demand for payment has been made, and demand for payment shall be deemed to have been effectually made upon the






                                                                              39

                  Guarantor if and when a notice requesting payment of the liabilities from the Guarantor is given to the Guarantor in the manner set forth in Clause 20 of the Lease Agreement. Moreover, when demand for payment has been made, the Guarantor shall also be liable to the Lessor for all legal costs, lawyers fees and all expenses incurred by or on behalf of the Lessor resulting from any action taken or legal proceedings instituted on the basis of this Guarantee. All payments hereunder shall be made to the Lessor at the address appearing hereinabove.

         12. This instrument covers all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation or promise made by any person relative thereto which is not embodied herein.

         13. This Guarantee shall extend to and enure to the benefit of the Lessor and its successors and assigns, and every reference herein to the Guarantor is a reference to and shall be construed as including the Guarantor and its successors and assigns, to and upon all of whom this Guarantee and agreement shall extend and be binding.

         14. All capitalized terms used in this Guarantee and not otherwise defined herein are used with the same meanings as ascribed to them in the Lease Agreement



B. THE GUARANTOR REPRESENTS, WARRANTS AND COVENANTS AS FOLLOWS:



         1. The Guarantor is a corporation duly incorporated and validly subsisting under the laws of the state of its incorporation specified in a Lease Supplement, with full corporate power and authority to own its properties and to carry on its business as presently conducted in each and every jurisdiction and to enter into and perform its obligations hereunder.

         2. This Guarantee has been duly authorized, executed and delivered by the Guarantor and constitute a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject only to such qualifications with respect thereto relating to creditors' rights generally and the enforcement of equitable remedies.

         3. No approval is required from any public regulatory body or Person with respect to the entering into or performance of this Guarantee by the Guarantor or if any such approval is required, it has been properly obtained and evidence thereof satisfactory to the Lessor is being delivered to the Lessor concurrently with the execution of this Guarantee.

         4. The entering into, delivery and performance of this Guarantee by the Guarantor will not result in any breach of, or constitute a default under any indenture, mortgage, trust, loan, creditor security agreement or any other instrument, deed or agreement to which the the Guarantor is a party or by which the Guarantor may be bound, or contravene any provision of any law, statute, rule or regulation to which the Guarantor is subject, or any judgment, decree, order, permit or franchise applicable to the Guarantor.

         5. There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against the Guarantor, its respective properties or affecting this Guarantee or the transactions contemplated hereby which could, if adversely determined, affect the carrying out of such transactions.

         6.       It  holds  all   licenses,   certificates   and  permits  from
                  applicable agency or governmental authority for the conduct of its business as it is presently conducted.

         7. It has delivered all necessary returns to all relevant taxation authorities and it is not in default in the payment of any taxes due and payable.

         8. It is not in default under any agreement to which it is a party or by which it may be bound which would have a material adverse effect on its business, assets or condition.

         9. If and when requested by the Lessor, it shall furnish to the Lessor or shall cause to be delivered to the Lessor, (i) no later than one hundred and twenty (120) days from the end of each fiscal year of the Guarantor, as long as Rentals and all other amounts due under the Lease Agreement are still outstanding, a copy of the Guarantor's audited financial statements for such year in the same form provided to shareholders of the Guarantor, and (ii) within forty-five (45) days from the end of each quarter, the Guarantor's unaudited statement of profit and loss for each such quarter, and a balance sheet as at the end of such








                                                                              40

                  quarter, all in reasonable detail and signed by its Vice President, Finance.

         10. It shall preserve and maintain its corporate existence in every jurisdiction in which the character of the property owned or the nature of the business transacted by it makes licensing or qualification necessary.

         11. It will not enter into any transaction or series of transactions (including by way of reorganization, consolidation, amalgamation, merger, liquidation, transfer, sale or otherwise) whereby all or substantially all of its undertakings, property and assets would become the property of any other person, or, in the case of any such amalgamation, of the continuing corporation or resulting corporation therefrom, unless:

                  * (i)no Event of Default has occurred and is subsisting or would result therefrom; and

                  * (ii) such transaction or series of transactions is effected between any or all of the Guarantor's parent or sister companies and such transaction preserves the rights and powers of the Lessor under this Agreement and does not increase the risks to the Lessor under this Agreement; and

                  * (iii) such transaction or series of transactions does not affect the validity and the enforceability of any of the rights of the Lessor hereunder; and

                  * (iv) such transaction or series of transactions is effected with a party other than pursuant to Clause
                        10.2.7 (ii) and:

                           (A) such other Person or continuing corporation (herein called "SUCCESSOR CORPORATION") is a corporation constituted under a jurisdiction satisfactory to the Lessor, at its sole discretion; and

                           (B) the Successor Corporation shall execute, prior to or contemporaneously with the consummation of such transaction, such instruments, if any, as are in the opinion of the Lessor necessary or advisable to evidence the assumption by the Successor Corporation of liability for all of the obligations of the Guarantor under this Agreement; and

                           (C) such transaction or series of transactions, in the opinion of the Lessor shall be upon such terms as to preserve and not impair in any respect any of the rights and powers of the Lessor under this Agreement nor increase the risks to the Lessor under this Agreement; and

                           (D) such transaction or series of transactions do not affect the validity and the enforceability of this Agreement.

                  Whenever the conditions hereinabove specified have been duly observed and performed, the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Guarantor under this Agreement, in the name of the Guarantor or otherwise and any act or proceeding under any provision of this Agreement required to be done or performed by any directors or officers of the Guarantor may be done and performed with like force and effect by the directors or officers of such Successor Corporation.

        THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN..

         EXECUTED on this __th day of August 1997.

DURA PRODUCTS INTERNATIONAL INC.



Name:  ______________________________         Name: ___________________________






                                                                              41

Title:                                        Title: